Exhibit 99.1

CORPORATE PARTICIPANTS
Roseann Wentworth Evolucia Inc. - Director - IR & Corporate Communications
Mel Interiano Evolucia Inc. - Chairman, CEO

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Evolucia Third Quarter Results Conference Call and Update.

(Operator instructions)

As a reminder, this conference may be recorded. I will now turn the call over to your host, Roseann Wentworth. Please go ahead.

Roseann Wentworth - Evolucia Inc. - Director - IR & Corporate Communications

Thank you. Good morning everyone. I'm Roseann Wentworth, Director of Investor Relations and Corporate Communications at Evolucia. And welcome to our quarterly conference call and webcast.

Moving forward, as standard practice, we will conduct these calls each time we file our quarterly and annual results with the Securities and Exchange Commission. Today, our Chairman and CEO, Mel Interiano, will discuss highlights of our third quarter results and provide an update on the Company.

First, today's remarks include forward-looking statements about our business outlook, and we may make other forward-looking statements during the call. Some of the statements made by Evolucia on this call are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements indicated by words like, but not limited to, anticipate, expect, estimate, targets, forecasts, intends, plans, predicts, will make, and similar expressions as defined by the Private Securities Litigation Reform Act of 1995.

Evolucia believes that its primary risk factors include, but are not limited to, development and maintenance of strategic acquisitions, domestic and international acceptance of our product line, defending our intellectual property and proprietary rights, development of new products and services that meet our customer demands and generate accessible margins, successfully completing commercial testing of new technologies and systems to support new products and services, and attracting and retaining qualified management and other personnel.

Additional information concerning these and other important factors can be found within Evolucia's filings within the SEC. Statements on this call should be evaluated in light of these important factors.

Please note that this call is being recorded on behalf of the Company. The recording is copyrighted property of Evolucia and no other recording, reproduction or transcription is permitted unless authorized by the Company in writing.

We are also webcasting this call via the internet. A replay will be available on our website later today. Thank you. I'll now turn the call over to Mel.

 Mel Interiano - Evolucia Inc. - Chairman, CEO

Okay. Thank you, Rosann. Good morning, everyone. This is very exciting for me and for all of us here at Evolucia here today. And this is another milestone that Evolucia has achieved. This is our first quarter earnings conference call and update. Thank you for joining us.

During this call, I will briefly review highlights of our third quarter results and will provide an update on the progress we made across several important segments of our business. I'll spend most of my time on the progress and the building blocks that we have implemented in our business.

I want to also thank those of you who submitted questions. We've reviewed them and have incorporated them into our remarks as follows. And, if we haven't to your satisfaction, I will invite to you please feel free to contact Roseann for a follow-up.

Okay. To get to the number, during the third quarter, our revenue was $725,278. When you remove the effects of a one-off sales of $678,688 from last year's - this is 2012 - quarter, our apples-to-apples comparison on quarter-over-quarter revenue would be 52%.

For those of you who may have seen our local newspaper this morning, the Sarasota Herald Tribune, please note that there is a reporting error as they mistakenly reported this one-off sale as occurring in 2013 versus 2012.

During the past 18 months since I became CEO, we have been working extremely hard to transform the Company and build a foundation for what I believe will be exponential scalable growth and will deliver the ultimate shareholder value, all based on significant revenues and profits, leveraging the fast growing LED lighting market which we participate in.

As you know - and there's several research reports out there - I will quote one specifically forecast here from Green Market Research, "The market is scheduled to grow from $4.2 billion today to about $49 billion by 2019. The compounded annual growth [rate] is very aggressive."

Overall, I had hoped to begin ramping our sales efforts a little faster earlier this year. But we had to focus on a strategy. And the strategy was about investing in our infrastructure.

Let me tell you that without this investment and focus on our core foundation, both the short and the long term viability of Evolucia was a risk.

Building a solid foundation to accomplish success is what we've been focusing on. And I'm pleased to report that the critical building blocks are now in place.

First of all, we've developed smart, strategic, best-in-class LED solutions that are led by our award-winning aimed optics platform.

We have incredible intellectual property accumulated to date. And we have invested heavily in furthering this intellectual property over the past 18 months. We have filed patent protections not only in the US but also in international patent filings.

From a portfolio perspective, just to make you aware, when I arrived, we had an offering of 43 products, which covered about five product families, all focused on the outdoor LED market.

In the past 12 months, we have accelerated the expansion of our portfolio. And I am proud to say that now we cover 20 product families, both for indoor and outdoor lighting solutions, with a total of about 1,400 different offerings.

We've also developed a strategic go-to-market strategy for future revenues. We are focusing on verticals, in delivering design, best-in-class product, installation and 100% financing to our customers.

The financing piece has been one of the last barriers for the industry to start penetrating into the marketplace. We are also expanding our global footprint to accelerate growth and increase reach from the U.S. to China, Latin America, Mexico and Europe, as well as Australia.

We have solidified our strategic partnerships, including the one with Leader Electronics. Leader is our Asian partner who has invested and established a manufacturing capability in their Chinese factory. This facility, for us, will become our large volume facility for global demand.

As you know, Leader is not only a partner, but they're also a strategic investor in our company. And they continue to invest, especially in allowing us to create capabilities that will differentiate us in the marketplace.

Our other strategic distribution partner includes Osram and Siemens. As you all know, Osram is the second largest lighting company in the world. And Siemens has taken our Aimed Optics street lights and are bringing them to different cities in the US.

Another building block is we have increased our product and component inventories. This is an initiative driven in order for us to reduce our lead times. And with our talent, we continue to assemble a world class team of lighting professionals. The recent increase in talent has been on the sales team.I would also like to take a moment here to let you know that our external search for a new chief financial officer is underway.

Those of you who pay attention to professional baseball have no doubt heard of Mariano Rivera, the Yankees legend who retired this season as the greatest relief pitcher in the history of the game. Mariano, like all of you, is an Evolucia investor. He sees the promise of lighting products that are brighter, more energy-efficient and last longer. And he asks that his official commemorative baseball be one of a kind.

Showcasing our innovation and nimbleness, we developed the Mariano Evolucia LED Baseball as part of the launch in September. I want you to know that it has been featured in different media outlets with an estimated value of about $2 million of unpaid media for our company. As we measure brand equity, this has been one of the largest impacts for national and global exposure.

Later this quarter, we'll expand on this success and introduce a new custom Evolucia LED Baseball on our website.

I'm also proud to tell you that this morning I'm talking to you from our new state-of-the-art 61,000 square foot facility in Sarasota, Florida. I'm delighted to report that our build out is on track to be completed early in the first quarter.

In addition to our corporate offices, our facility features a state-of-the-art manufacturing, research and development, and lighting technology center.

As announced a few weeks ago, Dr. Asiri Jayawardena has joined us as our new innovation manager. And I'm proud to say that he is the fourth person to earn a Ph.D. in lighting from the prestigious lighting research center at RPI [Rensselaer Polytechnic Institute]. We're proud to have him on our team.

Asiri will direct our new center, giving us in-house research, education and world class LED testing capacity.

The center is a collaborative investment between Leader Electronics and Evolucia. And it will house the best equipment for the measurement of the science of light. This will not only improve our benchmark capabilities, but will increase our speed of product introduction. In addition, by having it in-house, we will avoid having to pay the high rate of third party testing.

Also in our headquarters facility, I'd like to tell you that we're strategically bringing our U.S. manufacturing in house. This is an initiative to be able to control our quality, our process, and ultimately to optimize our gross profit margins.

A decision was made by myself and the Board to bring it in house so we are not dependent on very expensive contract manufacturing rates.

We are already hosting tours of customers here, investors, potential partners and elected officials. In late January, we will host an official ribbon cutting open house ceremony. This event will be open to all our investors and the public. And we hope each of you online will be able to attend. We'll share the details on this later this quarter.

Expanding on these key points, as part of the original vision developed in April 2012, we have differentiated ourselves strategically and rather uniquely in the marketplace. We've positioned the Company now as a total turnkey LED lighting solutions provider.

This includes an attractive, no hassle package for customers, including high performing products, design consultation, expert installation, and a complete 100% financing package. I'm proud to tell you that our strategy is working. We are attracting attention, interest and respect from large and niche commercial customers, as well as key municipalities and universities.

After six months of hard work, we have been approved this quarter by one of the nation's best known global fast food restaurant companies as their turnkey LED lighting solutions partner. We've already completed retrofitting two restaurants as part of a pilot program. And are currently working with some of the brand's largest franchisees to scheduled LED retrofit installations beginning in early 2014. There are more than 7,000 restaurants in the US alone.

I want to reiterate to all of you that this is a milestone that I am completely happy about. It's taken the team a tremendous amount of effort to get the corporation to this state.

I'm going to focus back on the balance sheet now. Since the Company's inception in 2006, the cumulative cash investment - this is the cumulative cash investment since the inception has been approximately $35 million. When you compare the investment that other companies in our space are making, we are rather on the shy side of that amount. We have seen companies investing tens of millions in dollars to create a new technology, a platform, and to differentiate themselves in the marketplace.

Our aimed optics technology platform is a differentiator. And although we launched this program in our street light products, I am happy to tell you that we are going to take the platform and incorporate it to all our products.

From a financial perspective, we have been funding our platform investments through the issuance of debentures with the continued support of our Board of Directors who have provided over $3 million for the Company this year alone.

In addition, we have issued approximately $2.8 million of debentures this year to 29 investors. We appreciate the confidence and support from all our investors through this period of transformation and growth.

In addition to our focus to raise capital with current and new investors, and in addition to our focus to start increasing revenue, we've also launched a very aggressive cost-reduction initiative. We are targeting to reduce our fixed costs by one-third.

We have invested significant resources into expanding our array of product offerings to cover the full spectrum, inside and outside lighting solutions.

Our goal is to be a single source provide for all of our customers so that when we sell a product to them for a particular application, the customer returns to us for the other applications.

Our efforts in this area can also be seen today as we have increased our engineering and development capabilities through the addition of some of the most talented professionals in the industry.

While our patented aimed optics have proven to be the industry's most efficient street lighting technology, we have expanded all of our product offerings with the recent launch of a number of very exciting new products, including the SportsLegend Luminaire for arenas and stadiums.

In addition to arenas and stadiums, this same product will be used for convention centers, hotel ballrooms, cafeterias and gymnasiums.

We are also launching the Night Warrior dusk-to-dawn fixture with our aimed optics technology incorporated into it. In the USA alone, there are [50] million dusk-to-dawn fixtures. And I'm, of course, very pleased to report that these products and some of the recent ones have achieved certifications such as UL and DLC.

Also important to our business strategy are key partnerships in key global markets. In addition to Leader Electronics, our joint venture plans with Sunovia Europe remain in place. Although there has been a delay in the initial payment to Evolucia, we remain in close contact with our partners and continue to assist their efforts in generating specifications for future sales of our products.

We cannot project a timeframe for the receipt of the initial payment at this time, but we will continue to update our shareholders with any material developments that transpire.

Our co-branding agreement with Osram Mexico has allowed us to expand our participation in the Mexican public lighting market and has strengthened our Aimed Optics technology. Osram is fully supporting our Cobra Head product line and we are working together to introduce our generation II streetlight in the Mexican market under the same agreement.

Throughout the recent third quarter and into this one, we will continue to co-develop and grow this pipeline of medium size and large size municipal projects in Mexico.

In summary, I want to let you all know at Evolucia the future is bright. We remain focused on executing our strategy, building a strong foundation for scalable, smart growth. That foundation is now in place to create the opportunities to increase our revenue, build a strong global brand, and deliver short and long term shareholder value.

We look forward to sharing more exciting news later this quarter, as well as welcoming you to our open house event in January. Again, thank you all for being loyal shareholders. And I look forward to meeting you when you visit our facility. Thank you.

 Operator

Thank you, ladies and gentlemen. That does conclude today's conference. You may all disconnect. And have a wonderful day.